UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2015

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2015, OncoSec Medical Incorporated (the “Company”) and Rev.1 Engineering Inc. (“Rev.1”) entered into a Research and Development Services Agreement (the “Rev.1 R&D Agreement”). Pursuant to the Rev.1 R&D Agreement, the Company has engaged Rev.1 to perform research, development, testing, and regulatory filing services for the Company related to two engineering projects pertaining to the next-generation of our electroporation delivery devices. The Company will own the rights to any intellectual property that is developed in performing the services under the Rev.1 R&D Agreement. The term of the Rev.1 R&D Agreement began on March 6, 2015 and is expected to continue until the completion of the engineering projects, subject to either party’s right to terminate the Rev.1 R&D Agreement upon 30 days’ written notice to the other party. The Company expects to pay Rev.1 approximately $3,383,000 for its performance of services under the Rev.1 R&D Agreement, plus potential additional costs, including preapproved expenses that may be incurred by Rev.1. The Company paid an initial deposit to Rev.1 of $350,000, and Rev.1 will use this deposit to offset 10% of each monthly invoice under the Rev.1 R&D Agreement, reducing the outstanding deposit accordingly until the deposit has been fully applied. If the Company exercises its right to terminate the Rev.1 R&D Agreement before the completion of the services, the Company will forfeit the outstanding amount of the deposit made to Rev.1, if any.

Also on March 6, 2015, the Company and Merlin CSI, LLC (“Merlin”) entered into a Research and Development Services Agreement (the “Merlin R&D Agreement”). Pursuant to the Merlin R&D Agreement, the Company has engaged Merlin to perform research, development, testing, and regulatory filing services for the Company related to two engineering projects pertaining to the next-generation of our electroporation delivery devices. The Company will own the rights to any intellectual property that developed in performing the services under the Merlin R&D Agreement. The term of the Merlin R&D Agreement began on March 6, 2015 and is expected to continue until the completion of the engineering projects, subject to either party’s right to terminate the Merlin R&D Agreement upon 30 days’ written notice to the other party. The Company expects to pay Merlin approximately $1,525,000 for its performance of services under the Merlin R&D Agreement, plus potential additional costs, including preapproved expenses that may be incurred by Merlin.

The foregoing descriptions of the Rev.1 R&D Agreement and Merlin R&D Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements. Copies of the Rev.1 R&D Agreement and Merlin R&D Agreement are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
10.1	Research and Development Services Agreement, dated March 6, 2015, by and between OncoSec Medical Incorporated and Rev.1 Engineering Inc.

10.2	Research and Development Services Agreement, dated March 6, 2015, by and between OncoSec Medical Incorporated and Merlin CSI, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: March 11, 2015	By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Research and Development Services Agreement, dated March 6, 2015, by and between OncoSec Medical Incorporated and Rev.1 Engineering Inc.

10.2	Research and Development Services Agreement, dated March 6, 2015, by and between OncoSec Medical Incorporated and Merlin CSI, LLC.